UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 5, 2007
TD AMERITRADE Holding Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-49992	82-0543156
(State or other	(Commission File	(I.R.S. Employer
jurisdiction of	Number)	Identification Number)
incorporation)

4211 South 102nd Street
Omaha, Nebraska		68127
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (402) 331-7856
 (Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))

Item 8.01. Other Events.
     On May 29, 2007, the board of directors of TD AMERITRADE Holding Corporation received a letter from two hedge funds, JANA Partners and S.A.C. Capital Advisors. In the letter, JANA Partners and S.A.C. Capital notified TD AMERITRADE that their funds have an aggregate “economic interest” in approximately 50 million shares of TD AMERITRADE, amounting to 8.4% of the outstanding stock, and in other correspondence notified TD AMERITRADE that each of them has sought regulatory approval to acquire additional shares in excess of $600 million. To the knowledge of TD AMERITRADE, neither JANA Partners nor S.A.C. Capital has yet publicly disclosed this increased ownership. In the letter attached below, these funds indicate they wish to see TD AMERITRADE pursue a business combination with one of its industry peers.
     The board of directors continually reviews its business plan and stand-alone strategy, as well as potential strategic combinations with peers in the industry. TD AMERITRADE is highly focused on the execution of its organic growth strategy, as shown by its strong second quarter performance: record client assets of $282 billion and new account growth up 52 percent from the previous quarter. In addition, TD AMERITRADE analyzes all uses of cash for the best return of value to shareholders. During the last quarter, TD AMERITRADE utilized approximately $50 million to repurchase 3.0 million shares of its stock, and since the stock buy-back program was initiated, through March 31, 2007, TD AMERITRADE has invested approximately $247 million in repurchasing 14.5 million shares at a weighted average price of $16.98 per share.
     TD AMERITRADE has a long history of growing through successful acquisitions and organic growth. TD AMERITRADE has publicly stated its intent to increase shareholder value by focusing on the long-term investor, active trader and registered investment adviser. The benefits of this strategy are regularly reviewed and re-evaluated in detail by the board in consultation with its financial advisor, Merrill Lynch. The board and its financial advisor also regularly review whether possible mergers and acquisitions could augment this strategy to create greater value for shareholders. Industry consolidation is an important consideration of the board, and TD AMERITRADE has publicly stated that it is interested in growing via combination, at the right time and if it can reach agreement for the right strategic fit. TD AMERITRADE has had and expects to continue to have discussions with its peers in the industry regarding mergers and acquisitions and believes that to be successful they must occur at the right time and be consistent with TD AMERITRADE’s business strategy.
     When the board considers and studies possible mergers and acquisitions, it also evaluates, with independent counsel, Wilson Sonsini Goodrich & Rosati, the decision making process based on the duties owed to all shareholders. The board, in consultation with its financial and legal advisors, always makes business decisions on an informed basis, in good faith and in the best interests of shareholders. The board has formed a standing mergers and acquisitions committee, comprised of the three outside independent directors, one designee of the Toronto-Dominion Bank and one designee of the Ricketts shareholders, to evaluate, review and monitor acquisitions, mergers and strategic investments because the board and management frequently evaluate and engage in these transactions.
     Public disclosure shows that The Toronto-Dominion Bank owns approximately 40% and the Ricketts own approximately 21% of the outstanding capital stock of TD AMERITRADE. Under the terms of the stockholders agreement entered into in connection with the shareholder approved acquisition of TD Waterhouse, the board is comprised of twelve members, five designated by The Toronto-Dominion Bank, three designated by the Ricketts, three outside independent directors and our chief executive officer. The ownership position and limited governance rights of The Toronto-Dominion Bank are disclosed to shareholders in SEC filings.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On June 5, 2007, Fredric J. Tomczyk, one of the designees of The Toronto-Dominion Bank, resigned as a director of TD AMERITRADE Holding Corporation to become the chief operating officer of TD AMERITRADE. He is also resigning his position at TD Bank Financial Group. On June 5, 2007, Thomas J. Mullin, a designee of The Toronto-Dominion Bank, was elected to the board of directors of TD AMERITRADE under the terms of the stockholders agreement among TD AMERITRADE, The Toronto-Dominion Bank and the Ricketts shareholders. Mr. Mullin will serve as a member of the audit committee in the place of Wilbur J. Prezzano. Marshall A. Cohen will take Mr. Tomczyk’s place as a member of the corporate governance committee. Allan R. Tessler will serve as the chair of the corporate governance committee in the place of Mr. Tomczyk, and W. Edmund Clark will take Mr. Tomczyk’s position as chair of the HR and compensation committee.

     On June 5, 2007, Fredric J. Tomczyk entered into an employment agreement with TD AMERITRADE to become chief operating officer, effective July 2, 2007. Prior to joining TD AMERITRADE, Mr. Tomczyk, age 51, served as Vice Chair of Corporate Operations for TD Bank Financial Group, a position he held since May 2002. From March 2001, Mr. Tomczyk served as Executive Vice President of Retail Distribution for TD Canada Trust and from September 2000 until March 2001 served as Executive Vice President and later as President and Chief Executive Officer of Wealth Management for TD Bank Financial Group. Prior to joining TD Bank Financial Group, he was President and Chief Executive Officer of London Life.
     Below is a brief summary of the material terms of Mr. Tomczyk’s employment agreement. This summary is qualified by reference to the complete agreement attached as exhibit 10.1 and incorporated into this current report on Form 8-K by reference.

Position	Chief Operating Officer

Term	5 years, with automatic 1-year renewals

Base Annual Salary	$500,000

Annual Cash Incentive	$1,100,000 at target and pro-rated for 4th quarter fiscal 2007

Annual Equity Incentive	Performance-based restricted stock units with a value of $2,000,000 at target and pro-rated for 4th quarter fiscal 2007

Special Equity Award	325,000 performance-based restricted stock units

Severance	In the event of termination without cause or resignation for good reason, Mr. Tomczyk will be entitled to receive:

· Base salary for 2 years

· Annual cash incentive at target for 2 years and pro-rated for the year of termination or resignation

· Accelerated vesting of all equity grants

Good reason includes, among other customary provisions:

·       Mr. Tomczyk not being appointed chief executive officer of TD AMERITRADE if Mr. Moglia ceases to hold the office of chief executive officer and Mr. Tomczyk remains employed for 6 months following the decision that he is not to become the next chief executive officer.

Mr. Tomczyk will be entitled to receive credit for his years of service at The Toronto-Dominion Bank for purpose of determining the vesting of equity in the case of his retirement.

Stock Ownership	Mr. Tomczyk has agreed to acquire $1,000,000 of stock of TD AMERITRADE prior to July 2, 2007.

Toronto -Dominion Bank Stock	Mr. Tomczyk has agreed to reduce his equity ownership in the Toronoto-Dominion Bank by approximately $6,000,000 prior to July 2, 2007 and approximately an additional $3,600,000 prior to December 31, 2007. Mr. Tomczyk’s equity in The Toronto-Dominion Bank will continue to vest in the ordinary course.

Non-competition	Mr. Tomczyk is subject to non-competition and non-solicitation provisions during the term of his employment and generally for 2 years after his employments ceases.

Benefits	Mr. Tomczyk is entitled to receive a housing allowance of $10,000 per month for one year.

When traveling on TD AMERITRADE-related business, Mr. Tomczyk will be entitled to fly on private aircraft at the expense of TD AMERITRADE.

TD AMERITRADE will reimburse Mr. Tomczyk for the reasonable expenses he incurs to relocate from Toronto, Canada to New Jersey.

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Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

10.1	Employment Agreement of Fredric J. Tomczyk
99.1	Letter from Jana Partners LLC and S.A.C. Capital Advisors, LLC

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SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TD AMERITRADE HOLDING CORPORATION
Date: June 5, 2007	By:	/s/ William J. Gerber
		Name:	William J. Gerber
		Title:	Chief Financial Officer